Exhibit 5.1 Opinion Regarding Legality

911 CHESTNUT ST. ● CLEARWATER, FLORIDA 33756

POST OFFICE BOX 1368 ● CLEARWATER, FLORIDA 33757-1368

TELEPHONE: (727) 461-1818 ● TELECOPIER: (727) 462-0365

FILE NO. 44877.107865

April 2, 2012

CUI Global, Inc.

20050 S.W. 112th Avenue

Tualatin, OR 97062

Re: CUI Global, Inc. (the "Company") Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion in connection with the registration for resale of an aggregate of 570,000 Shares of the Company's Common Stock (the "Shares"), which is described in the Company's registration statement on Form S-3 to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuances and the related transactions and such other documents, records and matters of law, as we have deemed necessary for purposes of this opinion.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares have been validly issued, fully paid, and non-assessable.

In rendering the foregoing opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements or certificates of public officials and of representatives of the Company.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

ATTORNEYS AND COUNSELLORS AT LAW

CUI Global, Inc.

April 2, 2012

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

JOHNSON, POPE, BOKOR,
RUPPEL & BURNS, LLP

/s/ Michael T. Cronin Michael T. Cronin

MTC/ej/598600

Exhibit 23.1

Consent of counsel included with Exhibit 5.1 above